DEFERRED COMPENSATION AGREEMENT

         THIS DEFERRED COMPENSATION AGREEMENT ("Agreement") is made and entered into by and between THE SOUTHERN COMPANY ("Southern"), SOUTHERN COMPANY SERVICES, INC. (the "Company") and STEPHEN A. WAKEFIELD ("Employee").

                               W I T N E S S E T H

         WHEREAS, Employee is a highly compensated employee of the Company and is a member of its management;

         WHEREAS, the parties desire to provide Employee with deferred compensation upon the occurrence of certain enumerated events for service he has provided or will provide for the Company;

         NOW, THEREFORE, in consideration of the premises, and the agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

         1. Severance Benefit. If the Employee's employment with the Company is terminated without cause, the Company shall pay to Employee a lump sum amount equal to two (2) times base pay in effect at the time of the Employee's termination. As used in this Agreement, the term "cause" shall mean fraud or dishonesty, willful failure to perform the duties and services required in the course of employment by the Company, the final conviction of a felony or misdemeanor involving moral turpitude, the carrying out of any activity or the making of any statement which would prejudice the good name and standing of the Company. Except for termination for cause, the Company shall give Employee at least thirty (30) days written notice in the event it terminates the Employee's employment. Employee shall be responsible for all state and federal income taxes and his share of FICA taxes owed on the foregoing amounts.

         2.       Supplemental Pension Payment to Employee.

                  a. Upon the Employee's retirement from the Company and his entering into an effective Release in the form attached hereto as
         Exhibit 1, the Company agrees to pay the Employee an amount equal to the difference between his Retirement Income payable in accordance with the terms and provisions of The Southern Company Pension Plan as applicable to the Employee on his date of hire and as may be amended from time to time (hereinafter referred to as the "Pension Plan"), and the amount of Retirement Income the Employee would have been entitled to receive under the Pension Plan as if the Employee's period of Accredited Service under the Pension Plan included an additional ten
         (10) years. Similarly, such additional service shall also be credited to Employee for purposes of calculating a benefit under the Southern Company Supplemental Executive Retirement Plan ("SERP"). The benefits in this Paragraph 2(a) shall be recalculated from time to time to reflect future increases, if any, in the Retirement Income of retirees following the Employee's retirement. The Employee's years of service (or any portion thereof) provided in this Paragraph 2(a) and application of the special definition of "Final Average Pay" set forth in Paragraph 2(c) below granted under this Agreement shall not be recognized for purposes of calculating the above benefits in the event of his termination of service with the Company prior to accrual of five
         (5) years of vesting service as defined under the Pension Plan, unless such termination occurs on account of death or disability or unless such termination results in eligibility for severance benefits under Paragraph 2(a) of the Change in Control Agreement between the Employee and the Company and Southern (hereinafter referred to as the "Change in Control Agreement").

                  b. For purposes of calculating the Retirement Income amount provided in Paragraph 2(a) above, no limitation on benefits imposed by the Internal Revenue Code as it now exists or is hereinafter amended or any limiting legislation shall be taken into account. Any amounts payable in accordance with this Paragraph 2(b) shall be recalculated from time to time to reflect future increases, if any, in Retirement Income of retirees following the Employee's retirement.

                  c. In determining the benefit described in Paragraphs 2(a) and
         (b) above, Final Average Pay shall be determined by uniformly substituting "three years" for "five years" in the definition of "Final Average Pay" in every instance it is necessary to calculate the benefit.

                  d. For purposes of this Agreement, without regard to whether the Employee has accrued ten (10) years of Accredited Service, any termination of Employee's employment with the Company after Employee shall have completed five years of vesting service as defined under the Pension Plan, or termination at any time on account of death or disability, or eligibility for severance benefits under Paragraph 2(a) of the Change in Control Agreement, shall be deemed to be a retirement. The Employee's benefit under this Agreement shall be subject to such early retirement reduction factors as would apply to a participant in the Pension Plan based on the Employee's date of retirement under this Agreement. Subject to such reduction factors, the Employee shall be eligible under this Agreement upon retirement before attainment of age sixty-five (65) to receive a monthly benefit equal to the sum of the following: (i) the monthly benefit the Employee would be eligible to receive under the Pension Plan as of the Employee's retirement under this Agreement; (ii) the monthly benefit the Employee would be eligible to receive under the Southern Company Supplemental Benefit Plan ("Supplemental Benefit Plan") and the SERP; and (iii) the monthly benefit the Employee would be eligible to receive under this Agreement as provided for in Paragraphs 2(a) and (b) above as of the Employee's retirement under this Agreement. Upon attainment of age sixty-five
         (65), the Employee shall be eligible under this Agreement to receive a monthly benefit equal to that amount provided for in the preceding sentence above reduced, if necessary, so that the total amount of monthly payments received by the Employee considering the monthly benefits payable under this Agreement, the Pension Plan, Supplemental Benefit Plan and SERP, respectively, at age sixty-five (65) equals the total amount of payments provided for in the preceding sentence.

         3. Consideration. Employee covenants and agrees that the consideration set forth in Paragraphs 1 and 2 shall be in full satisfaction of all sums owed to Employee, if any, by the Company and that the consideration set forth in Paragraph 2 shall constitute good and complete consideration for the Release attached hereto as Exhibit 1, those nondisclosure and ownership obligations under Paragraph 6 hereof, and all other obligations and covenants of Employee contained herein.

         4. Commencement and Form of Payment of Supplemental Pension Benefit. The benefit provided in accordance with Paragraph 2 above shall be paid in monthly installments on the first day of each month in accordance with the election to receive Retirement Income under the Pension Plan. In the event the Employee is married, predeceases his spouse, and his spouse is entitled to payments as a Provisional Payee, monthly payments shall be made in the same manner as provided by the Provisional Payee option elected by the Employee under the Pension Plan taking into account the additional Accredited Service and the special three year "Final Average Pay" treatment set forth in Paragraphs 2(a) and (c) above. In the event the Employee shall not be married or shall not be survived by his spouse, the benefit described in the preceding sentence shall be forfeited. The Employee or his surviving spouse shall not, under any circumstances, have any option or right to require payments hereunder otherwise than in accordance with the terms hereof.

         5. Publicity; No Disparaging Statement. Except as otherwise provided in Paragraph 8 hereof, Employee, Southern and the Company covenant and agree that they shall not engage in any communications which shall disparage one another or interfere with their existing or prospective business relationships.

         6. Non-Disclosure and Non-Solicitation.

                  a. Definitions. For purposes of this Paragraph 6, the following terms shall have the following meanings:

                           i) "Entity" shall mean any business, individual,
                  partnership, joint venture, agency, governmental subdivision, association, firm, corporation or other entity.

                           ii) "Affiliate" shall mean the following Entities:
                  (A) any Entity which owns an Interest (as defined below) in the Company either directly or indirectly through any other Entity, (B) any Entity an Interest in which is owned directly or indirectly by any Entity which owns directly or indirectly an Interest in the Company or (C) any Entity in which the Company owns an Interest either directly or indirectly through any other Entity. For purposes of this Agreement, the term "Interest" shall include any equity interest in an Entity in an amount equal to or greater than 30% of the Entity's total outstanding equity interests.

                           iii) "Confidential Information" shall mean
                  proprietary and confidential data or information other than Trade Secrets (as defined below), which is valuable to, and related to the business of, the Company, its Affiliates or non-affiliated Entities with whom the Company or its Affiliates has or have business relationships (collectively, "Third Parties"), and the details of which are generally unknown to the public or to the Company's competitors, including, without limitation, information regarding the Company's employees, business strategies, models and systems, customers, suppliers, partners and affiliates, gained by Employee as a result of his affiliation with the Company or its Affiliates, and other items that the Company or its Affiliates may from time to time mark or otherwise identify as confidential.

                           iv) "Trade Secrets" shall mean information of or
                  related to the Company, its Affiliates or Third Parties which
                  (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; it being agreed that such information includes, without limitation, technical and non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers.

                           v) "Intellectual Property" shall mean all work
                  product, property, data, documentation, "know-how", concepts or plans, inventions, discovery, compositions, innovations, computer programs, improvements, techniques, processes, designs, article of manufacture or information of any kind, or any new or useful improvements of any of the foregoing and any Trade Secrets, patents, copyrights, Confidential Information, mask work, trademark or service mark, relating in any way to the Company or its Affiliates and its or their business prepared, conceived, revised, discovered, developed, or created by Employee for the Company or its Affiliates or by using the Company's or its Affiliates' time, personnel, facilities, or material.

                  b. Nondisclosure: Ownership of Proprietary Property.

                           i) Nondisclosure. In recognition of the Company's
                  need to protect its legitimate business interests, Employee hereby acknowledges that he has been given access to valuable Trade Secrets and Confidential Information; and Employee hereby covenants and agrees that he will use the Trade Secrets and Confidential Information for the Company's business purposes only, and that he will not for any reason, in any fashion, form or manner, other than as instructed by a duly authorized representative of the Company, copy, disclose, disseminate, communicate, transfer or otherwise convey to any Entity any item: (A) which is a Trade Secret, for so long as such item remains a trade secret under applicable law; or (B) which is Confidential Information, other than Trade Secrets, for a period of two (2) years from the Employee's termination.

                           ii) Notification of Unauthorized Disclosure. Employee
                  shall exercise his best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information known by, disclosed or made available to Employee. Employee shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Employee becomes aware. Employee shall assist the Company, to the extent necessary, in the procurement or protection of the Company's or its Affiliates' rights to or in any Intellectual Property, Trade Secrets or Confidential Information and, upon the Company's request, shall assist, to the extent necessary, in the procurement or protection of any Third Party's rights to or in any Intellectual Property, Trade Secrets or Confidential Information.

                           iii) Ownership. To the greatest extent possible, any
                  and all Intellectual Property shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A. ss.ss. 101 et seq.), and Employee hereby unconditionally and irrevocably transfers and assigns to the Company or its Affiliates all rights, title and interest Employee currently has or in the future may have by operation of law or otherwise in or to any Intellectual Property, including, without limitation, all patents, copyrights, trademarks, service marks and other Intellectual Property rights and agrees that the Company or its Affiliates shall have the exclusive world-wide ownership of such Intellectual Property, and that no Intellectual Property shall be treated as or deemed to be a "joint work" (as defined by the Copyright Act) of Employee and the Company, its Affiliates or otherwise. Employee agrees to execute and deliver to the Company or its Affiliates any transfers, assignments, documents or other instruments which the Company or its Affiliates may deem necessary or appropriate to vest complete title and ownership of any Intellectual Property, and all rights therein, exclusively in the Company or its Affiliates, as the case may be.

                           iv) Return of Materials. Upon the Employee's
                  termination, or at any point after that time upon the specific request of the Company, Employee shall return to the Company all written or descriptive materials of any kind belonging or relating to the Company or its Affiliates, including, without limitation, any Intellectual Property, Confidential Information and Trade Secrets, in Employee's possession.

         7. Transfer of Employment to Southern or a Southern Subsidiary or Affiliate. In the event that Employee's employment by the Company is terminated and Employee shall become immediately re-employed by Southern or a subsidiary or an affiliate of Southern, the Company shall assign this Agreement to Southern or such subsidiary or affiliate, Southern shall accept such assignment or cause such affiliate or subsidiary to accept such assignment, such assignee shall become the "Company" for all purposes hereunder, including but not limited to the Release attached hereto and incorporated herein as Exhibit 1. In the event of such assignment, the expense of this Agreement shall be shared pro rata by the Company and any such assignee based upon the number of months after the effective date of this Agreement that the Employee is employed by the Company, and/or Southern and/or such affiliate or subsidiary of Southern, as the case may be.

         8. Confidentiality and Legal Process. Employee represents and agrees that he will keep the terms, amount and fact of this Agreement confidential and that he will not hereafter disclose any information concerning this Agreement to any one other than his personal agents, including, but not limited to, any past, present, or prospective employee or applicant for employment with Company. Notwithstanding the foregoing, nothing in this Agreement is intended to prohibit Employee from performing any duty or obligation that shall arise as a matter of law. Specifically, Employee shall continue to be under a duty to truthfully respond to any legal and valid subpoena or other legal process. This Agreement is not intended in any way to proscribe Employee's right and ability to provide information to any federal, state or local government in the lawful exercise of such governments' governmental functions.

         9. Successors And Assigns; Applicable Law. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs, administrators, representatives, executors, successors and assigns, and shall be binding upon and inure to the benefit of Southern, the Company and their officers, directors, employees, agents, shareholders, parent corporation and affiliates, and their respective predecessors, successors, assigns, heirs, executors and administrators and each of them, and to their heirs, administrators, representatives, executors, successors and assigns. This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia, United States of America (without giving effect to principles of conflicts of laws).

         10. Complete Agreement. This Agreement shall constitute the full and complete Agreement between the parties concerning its subject matter and fully supersedes any and all other prior Agreements or understandings between the parties concerning the subject matter hereof including but not limited to that certain employment agreement dated June 2, 1997. This Agreement shall not be modified or amended except by a written instrument signed by both Employee and an authorized representative of Southern and the Company.

         11. Severability. The unenforceability or invalidity of any particular provision of this Agreement shall not affect its other provisions, and to the extent necessary to give such other provisions effect, they shall be deemed severable.

         12. Waiver Of Breach; Specific Performance. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach. Each of the parties to this Agreement will be entitled to enforce its or his rights under this Agreement, specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its or his favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         13. Unsecured General Creditor. The Company shall neither reserve nor specifically set aside funds for the payment of its obligations under this Agreement, and such obligations shall be paid solely from the general assets of the Company. Notwithstanding that Employee may be entitled to receive the value of his benefit under the terms and conditions of this Agreement, the assets from which such amount may be paid shall at all times be subject to the claims of the Company's creditors.

         14. No Effect On Other Arrangements. It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which Employee may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Company, and that the Release attached hereto as Exhibit 1 is not intended and does not waive any rights to such benefits. Notwithstanding the foregoing, the Employee shall not be eligible for the severance benefit under Paragraph 1 hereof if he elects to receive the severance benefits under the Change in Control Agreement or any voluntary or involuntary severance or separation program maintained by the Company or Southern.

         15. Tax Withholding. There shall be deducted from each payment under this Agreement the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of Employee.

         16. Compensation. Any compensation contributed on behalf of Employee under this Agreement shall not be considered "compensation," as the term is defined in The Southern Company Employee Savings Plan, The Southern Company Employee Stock Ownership Plan, The Southern Company Performance Sharing Plan or The Southern Company Pension Plan. Payments under this Agreement shall not be considered wages, salaries or compensation under any other employee benefit plan.

         17. No Guarantee of Employment. No provision of this Agreement shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship of Employee and the Company.





         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, this ___ day of ________________, 1999.

                                  "SOUTHERN"

                                   THE SOUTHERN COMPANY

                                   By:
                                            ----------------------------------
                                   Its:
                                            ----------------------------------
                                    "COMPANY"

                                    SOUTHERN COMPANY SERVICES, INC.

                                    By:
                                              --------------------------------
                                    Its:
                                              --------------------------------

                                   "EMPLOYEE"

                                    STEPHEN A. WAKEFIELD


                                    WITNESSED BY:

                                  EXHIBIT 1 to

                         Deferred Compensation Agreement

                             of Stephen A. Wakefield

                                RELEASE AGREEMENT

         THIS RELEASE ("Release') is made and entered into by and between STEPHEN A. WAKEFIELD ("Employee"), THE SOUTHERN COMPANY ("Southern") and SOUTHERN COMPANY SERVICES, INC. and its successor or assigns ("Company").

 WHEREAS, Employee, Southern and Company have agreed that Employee's employment with _________________ shall terminate on _____________, _______;

         WHEREAS, Employee, Southern and the Company have previously entered into that certain Deferred Compensation Agreement, dated _______, 1999 ("Agreement"), that this Release is incorporated into by reference;

         WHEREAS, Employee, Southern and Company desire to delineate their respective rights, duties and obligations attendant to such termination and desire to reach an accord and satisfaction of all claims arising from Employee's employment, and his termination of employment, with appropriate Releases, in accordance with the Agreement;

         WHEREAS, the Company desires to provide Employee with deferred compensation in accordance with the Agreement for service he has or will provide for the Company;

         NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth in this Release, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

         1. Release. Employee does hereby remise, Release and forever discharge Southern and the Company and their officers, directors, employees, agents, shareholders, parent corporation and affiliates, and their respective predecessors, successors, assigns, heirs, executors and administrators (collectively, "Releasees"), of and from all manner of actions and causes of action, suits, debts, claims and demands whatsoever at law or in equity, known or unknown, actual or contingent, including, but not limited to, any claims which have been asserted, or could be asserted now or in the future, against any Releasees arising under any and all federal, state or local laws and any common law claims, and including, but not limited to, any claims Employee may have pursuant to the Age Discrimination in Employment Act and any claims to benefits under any and all offer letters, employment or separation agreements, or bonus, severance, workforce reduction, early retirement, out-placement, or other similar plans sponsored by the Company, now or hereafter recognized (collectively, "Claims"), which he ever had or now has or may in the future have, by reason of any matter, cause or thing arising out of his employment relationship and privileges, his serving as an employee of the Company or the separation from his employment relationship or affiliation as an employee of the Company as of the date of this Release against each of the Releasees. Notwithstanding the foregoing, Employee does not Release any Claims under the Age Discrimination in Employment Act that may arise after his execution of this Release.

         2. No Assignment of Claim. Employee represents that he has not assigned or transferred, or purported to assign or transfer, any Claims or any portion thereof or interest therein to any party prior to the date of this Release.

         3. Deferred Compensation. In accordance with the Deferred Compensation Agreement, the Company agrees to pay the Employee or his spouse, as the case may be, the amounts outlined in Paragraphs 2 and 4 of the Agreement.

         4. No Admission Of Liability. This Release shall not in any way be construed as an admission by Southern, the Company or Employee of any improper actions or liability whatsoever as to one another, and each specifically disclaims any liability to or improper actions against the other or any other person, on the part of itself or himself, its or his employees or agents.

         5. Voluntary Execution. Employee warrants, represents and agrees that he has been encouraged in writing to seek advice from anyone of his choosing regarding this Release, including his attorney and accountant or tax advisor prior to his signing it; that this Release represents written notice to do so; that he has been given the opportunity and sufficient time to seek such advice; and that he fully understands the meaning and contents of this Release. He further represents and warrants that he was not coerced, threatened or otherwise forced to sign this Release, and that his signature appearing hereinafter is voluntary and genuine. EMPLOYEE UNDERSTANDS THAT HE MAY TAKE UP TO TWENTY-ONE
(21) DAYS TO CONSIDER WHETHER OR NOT HE DESIRES TO ENTER INTO THIS RELEASE.

         6. Ability to Revoke Agreement. EMPLOYEE UNDERSTANDS THAT HE MAY REVOKE THIS RELEASE BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN SEVEN
(7) DAYS OF HIS EXECUTION OF THIS RELEASE AND THAT THIS RELEASE IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD. HE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD THIS RELEASE WILL BE BINDING UPON HIM AND HIS HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS AND WILL BE IRREVOCABLE.

Acknowledged and Agreed To:
                                   "SOUTHERN"

                                   THE SOUTHERN COMPANY

                                   By:
                                            -----------------------------------
                                   Its:
                                            -----------------------------------
                                    "COMPANY"

                                   SOUTHERN COMPANY SERVICES, INC.

                                   By:
                                            -----------------------------------
                                   Its:
                                            -----------------------------------

I UNDERSTAND THAT BY SIGNING THIS RELEASE, I AM GIVING UP RIGHTS I MAY HAVE. I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS RELEASE.

                                   "EMPLOYEE"

                                   STEPHEN A. WAKEFIELD


Date

WITNESSED BY:


Date